SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 3, 2002
Date of Report (Date of earliest event reported)

AVENUE A, INC.
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

506 Second Avenue, 9th Floor, Seattle, Washington 98104
(Address of principal executive offices, including zip code)

(206) 816-8800
(Registrant’s telephone number, including area code)

Item 5.    Other Events

On December 3, 2002, Avenue A, Inc. (“Avenue A”) issued a press release announcing the acquisition of i-FRONTIER, Corp., a full-service interactive advertising agency based in Philadelphia, Pennsylvania. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Press release issued by Avenue A, dated December 3, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2002

AVENUE A, INC.

By:	/S/ JEFFREY J. MILLER
Name: Title:	Jeffrey J. Miller Senior Vice President, Legal and Privacy Affairs and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Avenue A, dated December 3, 2002.